FINAL TRANSCRIPT

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Conference Call Transcript

AKNS - Q4 2007 Akeena Solar Earnings Conference Call

Event Date/Time: Mar. 13. 2008 / 2:00PM ET

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Final Transcript
Mar. 13. 2008 / 2:00PM ET, AKNS - Q4 2007 Akeena Solar Earnings Conference Call

CORPORATE PARTICIPANTS

Jody Burfening
Lippert/Heilshorn & Associates - IR

Barry Cinnamon
Akeena Solar, Inc. - President, CEO

Gary Effren
Akeena Solar, Inc. - CFO

Steve Daniel
Akeena Solar, Inc. - EVP Sales & Marketing

Jim Curran
Akeena Solar, Inc. - COO

CONFERENCE CALL PARTICIPANTS

Mehdi Hosseini
Friedman, Billings, Ramsey & Co. - Analyst

Mark Manley
Natixis Bleichroeder - Analyst

Colin Rusch
Broadpoint Capital - Analyst

Adam Krop
Ardour Capital Investments - Analyst

Brian Yerger
Jesup & Lamont Securities Corp. - Analyst

George Santana
Global Hunter Securities, LLC - Analyst

Mark Bachman
Pacific Crest Securities - Analyst

Rob Stone
Cowen And Company - Analyst

Paul Clegg
Jeffries & Co. - Analyst

Dan Ries
Collins Stewart - Analyst

Ted Kundtz
Needham & Company - Analyst

Rob MacArthur
Alternative Research Services, Inc. - Analyst

Alec Stryzinowski
Grand Viewpoint Capital - Analyst

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Final Transcript
Mar. 13. 2008 / 2:00PM ET, AKNS - Q4 2007 Akeena Solar Earnings Conference Call

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Fourth Quarter 2007 Akeena Solar Earnings Conference Call. My name is [M.T.] and I'll be your coordinator for today. At this time, all participants are in listen-only mode. We'll facilitate a question-and-answer session towards the end of this conference.

(OPERATOR INSTRUCTIONS)

I would now like to turn the presentation over to your host for today's call, Ms. Jody Burfening. Please proceed, ma'am.

Jody Burfening - Lippert/Heilshorn & Associates - IR

Thank you, operator, and thank you, everyone, for joining us today for Akeena Solar's fourth quarter earnings conference call. This is Jody Burfening of Lippert/Heilshorn & Associates. With us from management are Barry Cinnamon, President and Chief Executive Officer, and Gary Effren, Chief Financial Officer.

Before starting the call, I'll review the Safe Harbor Provisions and then turn the call over to Barry. Statements made on this conference call that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance and are subject to various risks, uncertainties, and assumptions that are difficult to predict.

Therefore, actual results may differ from those expressed in our forward-looking statements, and these differences could be material. Forward-looking statements can be affected by many factors, including those described in the Risk Factors of the Company's filings with the Securities and Exchange Commission. These documents are available online at Akeena's website, www.akeena.com. All forward-looking statements included on today's conference call are made as of this date, and Akeena Solar assumes no obligation to update any such forward-looking statements.

With that, I would now like to turn the call over to Barry. Barry?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

Thank you, Jody, and thanks, everyone, for joining us today on our fourth quarter 2007 earnings conference call. I've asked Jim Curran, our Chief Operating Officer, and Steve Daniel, our Executive Vice President of Sales, to join us on this call. In addition to Gary and me, Jim and Steve will be available to answer questions on today's call. I'm going to start the call with an overview of the fourth quarter, and after Gary's review of the financial results, I'll come back and talk about our specific plans to reach profitability.

I'll start with an overview of the fourth quarter. We ended the year on a strong note, exceeding our expectations for full-year revenue growth of 135% and hitting our first quarter of more than $10 million in revenue. Revenue of $10.3 million for the fourth quarter grew by 141%, bringing the full-year revenue to $32.2 million.

As we grew the top line, we also significantly expanded our infrastructure. We more than doubled our sales office footprint and added engineering, marketing, and sales staff for both the residential and commercial market segments to help take us to the next stage of growth. These were necessary expansions to hit our goals, and the resulting expenses were planned.

During the fourth quarter, we installed just over 1,300 kilowatts of solar power compared to around 1,000 kilowatts in the third quarter and 515 kilowatts in the same quarter last year. This brings the total amount of solar power we've installed since 2001 to over 7,500 kilowatts with a track record of over 2,000 customers. Over the expected 30 year life of these installations, we will be saving over $175 million for our customers and eliminating over 450 million pounds of CO2 that would have otherwise been dumped into the air.

Our average selling price was $7.80 a watt compared to $8.05 last quarter and $8.71 in the same quarter of 2006. This change in average selling price is to be expected as we complete proportionately more commercial jobs, and installation costs for solar get closer to grid parity. Among the dozen or so commercial projects we completed this quarter, four were in the winery industry that we're focusing on.

On last quarter's call, I talked about the introduction of Andalay, our patent pending solar panel technology. In the fourth quarter, we continued to roll Andalay out as planned. We are well on our way to making a complete transition to Andalay by the end of 2008. The Andalay marketing messages are resonating with customers and other key influencers in the solar industry. And our installation teams are reporting that the labor savings and performance improvements are living up to their promise. And because the Andalay panels create a rigid, integrated structure on the roof, our installations require dramatically fewer roof attachment points, providing much better long-term reliability for our customers.

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Final Transcript
Mar. 13. 2008 / 2:00PM ET, AKNS - Q4 2007 Akeena Solar Earnings Conference Call

Comments from customers indicate that the market adoption for Andalay is exceeding our expectations. Keep in mind that customers routinely pay a 5% to 10% premium for Andalay systems compared to ordinary systems, yet the most common comment we hear from them is simple and cuts right to the heart of Andalay's value proposition. Customers routinely ask, "Why would I buy anything else?"

Also, Andalay has been favorably accepted by building inspectors in three of the largest cities in California -- San Francisco, San Jose, and San Diego. These inspectors love the fact that with Andalay, the safety grounding of the system is integrated with the racking itself. It's virtually impossible to install an Andalay panel with improper grounding.

Recently, we heard from the U.S. Patent Office about our application to patent the Andalay technology, an application which was originally filed in 2004. Importantly, the Patent Office is allowing certain of our technology claims, and we are working with them to finalize this patent award and subsequent patents that we've filed.

As I mentioned before, we've been negotiating a second source of supply for Andalay panels in addition to the guaranteed supply of panels we have through our Suntech OEM agreement. Today, we are very proud to announce a strategic partnership with Kyocera to manufacture Andalay panels. Under the agreement, Kyocera will deliver 1.6 megawatts of panels during 2008.

Based on our forecasts for demand for residential and commercial installations in 2008 and 2009, we believe we have the right balance of projected inventory to achieve our near-term growth plans. And having a second high quality source of supply for Andalay enhances our ability to reduce our costs as panel prices decline next year.

In addition, with the Suntech licensing agreement we signed in January, we're entering markets outside of the United States, including Europe, Japan, and Australia. We're doing this in a low-risk way with licensing and in areas where the customer demand is strong and where Andalay's benefits are important to these customers. We're continuing to explore other distribution opportunities to monetize our Andalay technologies and open up new distribution channels for Akeena.

Before turning to our outlook for 2008, I'd like to touch on policy trends relevant to the solar industry. Ironically, the scheduled expiration of the Federal Tax Credit at the end of 2008 is spurring short-term demand for both residential and small commercial systems. Customers want to get their systems installed before the tax credits potentially expire at the end of 2008.

But for large commercial installations, the uncertainty with the ITC is causing some of these projects to be deferred. Fortunately, and based on our plans, the residential retrofit and small commercial market segments that we have served have been relatively insulated from the expiration of the ITC.

As you probably know, two weeks ago, the U.S. House of Representatives passed the Renewable Energy and Energy Conservation Tax Act of 2008. This renewable energy bill extends tax credits for eight more years, increases the residential credit to $4,000, and provides AMT relief. We're optimistic the bill will pass in the Senate, the third time's a charm.

It's important to note that economic circumstances have changed quite significantly since last year, with oil and gas prices hitting inflation adjusted all-time highs. On last quarter's call, I talked about the potential for oil to reach $100 a barrel. Oil traded at over $110 a barrel yesterday. Gas is at $4.19 down the street, and consumers are really feeling this pain. Every time oil and gas prices hit new highs, policymakers in Washington, D.C. take another look at renewables, and solar is the best option.

We get lots of questions about how a recession might affect our industry. When we put together our 2008 and 2009 plans, we considered the potential impact a recession might have and how we might mitigate this risk. Even though the housing and construction markets continue to weaken, solar stands out as a bright spot. The environmental benefits and economic advantages to customers remain compelling.

Customers face two financial issues when purchasing a system -- net system economics and access to credit. The net economics for solar power are only getting better. Energy prices continue to rise. For example, the price of electricity in the U.S. went up an average of 9.6% in 2007. And the after incentive costs for solar power systems are declining. So, from an ROI perspective, solar power systems are terrific investments and getting better.

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Final Transcript
Mar. 13. 2008 / 2:00PM ET, AKNS - Q4 2007 Akeena Solar Earnings Conference Call

The recession risk is primarily on the customer credit side. Even though access to traditional forms of credit is tightening, there are several new financing techniques that have the potential to make it even easier for our customers to borrow money for their solar power systems.

Distributed generation solar is already at grid parity in many states. Typical installation costs of about $8 per watt result in a retail electric price at the customer's meter of less than $0.19 per kilowatt hour compared to $0.37 per kilowatt hour for many customers in Northern California that they're already paying to their utility.

With Andalay, we're able to bring these costs down to $7.30 a watt, and with the expected price declines we see for solar panels, by 2010, we expect that prices can be as low as $5 a watt with similar margins on the installation side as we have now.

Note that $5 a watt works out to less than $0.12 per kilowatt hour without incentives, at a time when electricity is likely to be much higher than it is now. So, we're making excellent progress both internally getting towards grid parity and externally because electric prices rise, and that's great for our customers.

In conclusion, we're remaining on the same course because it's working great for us. We will build awareness of the Akeena brand as the best value in the industry, leverage Andalay, our proprietary solar installation technology, and increase our footprint in the most viable U.S. markets.

Now, I'll turn the call over to Gary for a review of the financials.

Gary Effren - Akeena Solar, Inc. - CFO

Thank you, Barry. I will spend the next few minutes reviewing our financial results. For the fourth quarter, revenue was $10.3 million, up 130% compared to $4.56 million for the fourth quarter of 2006, reflecting increased demand for residential and commercial solar systems. Compared with the third quarter, net sales increased 27.6%.

Gross margin for the fourth quarter was 18.2% compared to 17.2% in the same quarter of last year, and 21% in the third quarter. Margin improved year-to-year due to improved efficiency. Gross margin was down on a sequential basis due to a higher proportion of commercial installations. Commercial installations have a lower gross margin, although they contribute nicely to the bottom line since there are low marginal infrastructure costs associated with commercial jobs.

Sales and marketing expenses were $2.1 million compared to $735,000 last year, and $1.8 million in the third quarter. Compared to 2006, the $1.37 million variance was due to $1.1 million of compensation and commissions, of which $415,000 was non-cash stock-based compensation. The balance of the variance was due to marketing programs. The sequential variance for Q3 was due to commissions and stock-based compensation. Stock-based compensation included in the sales and marketing line was $427,000 for Q4, and $531,000 for the year.

Our G&A expense was $4.4 million in the current quarter compared to $1.2 million last year and $3.6 million in the third quarter. Compared to 2006, the $3.2 million variance was due to $2.3 million of compensation, of which $1,244,000 was non-cash stock-based compensation. The balance of the variance was primarily due to developing our proprietary Andalay technology and expanding our sales footprint to support our growth plans. We had nine sales offices at the end of 2007 versus three at the end of 2006. The sequential variance from Q3 of $800,000 was primarily due to compensation, of which $148,000 was non-cash stock-based compensation. Stock-based compensation included in the G&A line was $846,000 for Q4 and $1,780,000 for the year.

So in sum, fourth quarter operating expenses included $1.3 million in stock-based compensation expense, which was $500,000 higher than in Q3. Sales based incentives directly related to the 27.6% sequential increase in revenue accounted for approximately $150,000 of the quarter-to-quarter expense increase. Also in Q4, we had expenses associated with the ramp-up of the six new offices opened in 2007, including the December opening of Palm Springs and pre-opening expenses for the Thousand Oaks office. That one opened in February of 2008.

As Barry mentioned, adjusting for stock-based compensation expense in Q3 and Q4, operating expenses as a percentage of sales declined 700 basis points from 56% in Q3 of 2007 to 49% in Q4 of 2007. So, clearly we're making progress and gaining more operating leverage as we scale the business.

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Final Transcript
Mar. 13. 2008 / 2:00PM ET, AKNS - Q4 2007 Akeena Solar Earnings Conference Call

Throughout 2008, as we move down the path to profitability and execute toward our goal of reaching EBITDA break-even, adjusted for stock-based compensation expense, we expect that cash operating expenses as a percentage of revenue will continue to decline and equal the gross margin percentage by the end of the year, in other words, cash break-even.

Total operating expenses for the year were $17.9 million and included $2.3 million in stock-based compensation. Our net loss for the fourth quarter of 2007 was $4.5 million, or $0.18 per share, compared to a net loss of $1.2 million, or $0.07 per share, in the same quarter of 2006.

And now, a brief review of the balance sheet. Accounts receivable at December 31, 2007, was $9.5 million. We ended the quarter with a cash balance of $22.3 million and a line of credit of $25 million. Common shares outstanding at the end of 2007 were $27,410,684.

Now, after the last conference call, some of you urged us to reconsider our decision to not provide a backlog number. We have since taken a hard look at the data to determine a meaningful definition of backlog that gives reasonable visibility into our expectations of future revenue. We decided to reinstitute our policy of disclosing a backlog metric, and it's going to be defined as all jobs under a signed contract with an expected installation date within six months.

So, excluded from the definition are signed contracts that are contingent on financing, or commercial jobs that will take longer than six months until completion. In other words, we're only going to include those jobs that have the highest probability of producing revenue within six months. Using this definition, we ended 2007 with a backlog of $16 million. Now, it's worth noting that future backlog numbers will be impacted by sales booking levels, improved operational efficiency, specifically, shortening the sale to install timeline, and also by seasonality.

So, thank you very much, and now I'm going to turn the call back to Barry.

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

2008 promises to be another year of triple digit revenue growth for Akeena, building on the infrastructure we put in place in 2007. Our plan is to continue to grow in a way that clearly leads to profitability. To that end, we've implemented four concrete initiatives to improve operational efficiencies and margins in 2008.

First, as we transition to Andalay, we'll be reducing our cost of goods because with Andalay, there are no racks to install, no panel grounding, and built-in panel wiring compared to ordinary installations. Second, we've implemented a program to reduce customer acquisition costs as a percent of revenue by leveraging our sales footprint and marketing infrastructure. For example, with nine offices in California, we can more effectively take advantage of large-scale media, such as radio.

Third, with Andalay, we will see a substantial improvement in operational efficiencies. Our crews can complete more jobs in a week with Andalay than with ordinary systems, improving our labor productivity and getting better use out of assets, like tools and trucks. Our back-office efficiencies and logistics are also improved because we're able to streamline our business processes. And fourth, our headcount increases have already started to taper off. The majority of our staffing increases are now directed towards revenue producing business areas, such as sales and installation.

On a percentage basis, operating expenses, adjusted for stock-based compensation, depreciation, and amortization, will continue to decline throughout the year. These expenses already declined from 56% in Q3 to 49% in Q4, so we are well on our way.

In short, more incremental revenue will fall to the bottom line as we leverage our existing infrastructure. We're confident that we will become cash flow positive by the end of the year as we execute these initiatives and continue to build our business according to plan.

Now, we're ready for questions.

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Final Transcript
Mar. 13. 2008 / 2:00PM ET, AKNS - Q4 2007 Akeena Solar Earnings Conference Call

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS)

And your first question comes from the line of Mr. Mehdi Hosseini with FBR.

Mehdi Hosseini - Friedman, Billings, Ramsey & Co. - Analyst

Yes, thanks for taking my question. Can you please help me understand how your base of inventory is going to change going forward? I noticed that it was up by one day sequentially and up significantly on a year-over-year basis. And then, as a follow-up question, when as a part of the -- your strategy with signing licensing agreement in Europe, how should we think about the margin? Especially as you -- I imagine there's going to be some sort of agreement with the licensees in terms of sharing some of the profit, so help us understand how your margin profile is going to change as you go into the international market.

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

Okay, great. Thank you, Matthew. As far as --

Mehdi Hosseini - Friedman, Billings, Ramsey & Co. - Analyst

It's Mehdi.

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

In the fourth quarter of 2007, that was the first quarter in, like, three years that we were actually able to have sufficient inventory to make us really confident we could hit our numbers. It's important to note that at the end of 2007, we had $16 million of backlog, so we wanted to make sure we had the right amount of inventory. And we're being very, very careful to manage that inventory as we make the transition from ordinary panels to Andalay, and we're working with our suppliers on that.

With regards to licensing and margins in Europe, we're very happy that Suntech is taking the lead on selling Andalay in Europe, Japan, and Australia. And, as you know, the licensing revenues almost go completely to the bottom line. I mean, we're getting a certain amount of money per -- for every watt of panels they sell, and we have to do very little other than just train them, support them, and give them a little bit of marketing push.

So, it's something that is going to be relatively small in 2008, I'd say less than $1 million, but it's something that's going to continue to grow. And I think most importantly, one way to think about this licensing revenue is as the Andalay technology becomes adopted widely, other manufacturers are going to say, hey, this is a good way for us to meet the requirements for safe compliance installations.

Mehdi Hosseini - Friedman, Billings, Ramsey & Co. - Analyst

So, in other words, in the long-term, you may give up some gross margin, but you make it up in the operating margin?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

Exactly. What -- really, our goal is to maximize the profits for the business, and we're using a combination of licensing, our own installations here in the U.S., and maybe third-party distribution going forward. Thank you.

Mehdi Hosseini - Friedman, Billings, Ramsey & Co. - Analyst

I have a follow. I'll come back to you.

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Final Transcript
Mar. 13. 2008 / 2:00PM ET, AKNS - Q4 2007 Akeena Solar Earnings Conference Call

Operator

Your next question comes from the line of Mr. Mark Manley with Natixis. Please proceed.

Mark Manley - Natixis Bleichroeder - Analyst

Hi, just a couple questions. Could you give me a sense of how much Andalay you might have installed to date? And then, a clarification on your -- you stated that GAAP net income would be profitable in 2000 -- or 2009 -- GAAP profit would be -- you'd have -- be GAAP profitable in 2009. Is that net income profitable? And then finally, just a question on the ITC. If that doesn't get passed until we see a change in the White House, how will that impact your sales?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

Okay, thank you, Mark. As you know, we just started to market and sell Andalay customers at the end of the fourth quarter 2007, and we really began to ramp up the sales -- the sales and installations of Andalay in this quarter. So, as you might expect, the percentage of our revenue is still going to be relatively small in the first quarter, but we're ramping towards 100% Andalay installations by the end of the year.

I'll -- as far as the ITC and the nix on that, I think it's safe to say that every choice we, in the United States, have for a new president will improve the policy outlook for solar. So--

Mark Manley - Natixis Bleichroeder - Analyst

That's what I figured.

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

--a couple industries saying, hey, it's only going to get better, and that's really, really good. Now, if the ITC is extended sooner rather than later in 2008, it may favorably impact more commercial installations for us.

I'm going to have Gary address the specifics of the GAAP net income question you had in 2009.

Mark Manley - Natixis Bleichroeder - Analyst

Okay.

Gary Effren - Akeena Solar, Inc. - CFO

And, Mark, what we said is we are committed to achieving EBITDA break-even that's adjusted for stock comp by the end of this year--

Mark Manley - Natixis Bleichroeder - Analyst

Right.

Gary Effren - Akeena Solar, Inc. - CFO

--and that we're going to make substantial progress to GAAP profitability by the end of 2009. So, substantial progress toward GAAP profitability, and that's net income, in 2009.

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Final Transcript
Mar. 13. 2008 / 2:00PM ET, AKNS - Q4 2007 Akeena Solar Earnings Conference Call

Mark Manley - Natixis Bleichroeder - Analyst

That is net income? Okay, great. Just to clarify, though, I mean, if we don't see an ITC until somebody comes in the White House in the new year, I mean, how -- when -- would there be a drop-off in sales in the fourth quarter? When are customers going to just hold off until the new year? At what point would that impact the residential and small commercial?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

Well, our plan for 2008 does not count on the ITC being extended this year.

Mark Manley - Natixis Bleichroeder - Analyst

Okay.

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

What's happening, ironically, is when there's a cliff of an incentive, which the residential and small commercial customers very clearly see as affecting their installations, it has a tendency to accelerate their purchases.

Mark Manley - Natixis Bleichroeder - Analyst

Sure.

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

And we've kind of baked that in. Now, if the extension -- if it's extended, then it's likely that there's going to be even more of a residential incentive. That's going to be great. And if it's extended this year, it's likely that the medium commercial segment is going to pick up again, and that's also going to be great for us. But just to reiterate, we put plans together that assume status quo.

Mark Manley - Natixis Bleichroeder - Analyst

Okay, that's helpful. Thank you.

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

Thanks, Mark.

Operator

Your next question comes from the line of Colin Rusch with Broadpoint Capital. Please proceed.

Colin Rusch - Broadpoint Capital - Analyst

Good afternoon. My first question is about growing the infrastructure necessary for $100 million in revenue prior to those run rates. What was the motivation for that and how long do you expect it to take to grow into that infrastructure?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

Thanks, Colin. The motivation to put the infrastructure in place was so that we could get to that destination as quickly as we can. And these were all planned investments that we had made in 2007, and for a very large reason, that's why we went public and that's why we've got this management team here. As far as when we're going to get there, it's -- we're going to be there on a run rate at the end of 2008, early 2009.

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Final Transcript
Mar. 13. 2008 / 2:00PM ET, AKNS - Q4 2007 Akeena Solar Earnings Conference Call

Colin Rusch - Broadpoint Capital - Analyst

Great. And in terms of internal metrics, so you're -- and how you track the profitability of the business, are you working with a gross -- gross profit per employee on the residential side or for the whole business or are you working with -- with operating margins? How do you guys think about that internally? Or what metrics are you tracking in terms of if you're making progress in terms of operational efficiency?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

So, we've really boiled the business down into four simple metrics. The first metric is installing a certain number of kilowatts. The second metric is the gross profits that we're seeing on jobs. The third metric is really making sure that we're getting closer to our operational break-even, and these factors have all been baked into our comp plan. The fourth factor is the customer acquisition cost.

So, we're kind of saying if we get the kilowatts right, if we get the gross profit [per watt] right, if we get the total cost per watt right, and we get the customer acquisition right, we're going to be where we want to be. That's what we've put in place, and also those are the keys on which management and other executives here are working towards. So, we've got our eyes really clearly on that ball.

Colin Rusch - Broadpoint Capital - Analyst

That's helpful. And then, just in terms of the customers -- because that was my next question -- the conversion rate from leads into real customers, kind of what percentage hit rate are you having on that right now?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

I'm going to have Steve Daniel answer that one.

Steve Daniel - Akeena Solar, Inc. - EVP Sales & Marketing

We do measure conversion rates from lead sources down to actual appointments and then from appointments to actual sales. And it varies depending on which mode that comes -- they come through. A lead over the Internet gives us a certain yield, which would be somewhat lower than a lead that comes to us from a customer referral. So, there is a range that -- I really can't quote the exact numbers, but we do measure all of those and we focus our marketing dollars on the most effective ones.

Colin Rusch - Broadpoint Capital - Analyst

Okay, great. And then, just one last final question about carbon credits. Are you maintaining the rights for carbon credits and do you have plans to start monetizing those at all with any of these systems?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

On many of the new contracts that we're signing in 2008, we are keeping the rights for these carbon credits. This is disclosed to our customers, so we're not kind of keeping this in our pocket in a sneaky way. They know it, and if they really want to keep it, they can pay a little bit more for it. We are building that as an asset, and we expect that at some point, that's going to become a valuable asset, but right now it's zero on the balance sheet.

Colin Rusch - Broadpoint Capital - Analyst

Excellent. Thanks so much, guys.

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Final Transcript
Mar. 13. 2008 / 2:00PM ET, AKNS - Q4 2007 Akeena Solar Earnings Conference Call

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

Thanks, Colin.

Operator

Your next question comes from the line of Adam Krop with Ardour Capital. Please proceed.

Adam Krop - Ardour Capital Investments - Analyst

Good afternoon. My question today is on the Kyocera agreement. I was hoping you could comment on what your costs would be on a per watt basis for the modules manufactured by Kyocera.

Jim Curran - Akeena Solar, Inc. - COO

As you can imagine -- this is Jim Curran -- as you can imagine, we don't disclose those specifics, both on our own policy as well as those on our partners. However, we're very, very happy with the alignment that we've got, and the important part here is that going forward, we're very happy about the supply we've got to get to our business profitability.

Adam Krop - Ardour Capital Investments - Analyst

Okay. And then, can you also comment on when you expect to see Suntech starting to sell the Andalay panels through their distribution channels?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

We've been doing a little bit of training for Suntech sales and marketing people, both in China and in here, so we expect to see them to really successfully begin to sell those products in the third and fourth quarter.

It's important to note that there's really two types of benefits that customers get from Andalay. The end-user customers get the aesthetics, the performance benefits, the long-term reliability, and that's really important. But what's really important for installers like Akeena and installers in Europe, Japan, and Australia, is that their costs are lower and they can get more profits. So, we've done a very good job, in our view, of communicating these benefits to our partners and to the installation partners that Suntech's going to have in Europe.

Jim Curran - Akeena Solar, Inc. - COO

We should also let you know that on a quarterly basis, we're meeting with Suntech and their partners in non-U.S. to manage and modify and make any appropriate business changes to their business models to help them sell.

Adam Krop - Ardour Capital Investments - Analyst

Okay, thanks. One other question, on your geographic expansion in the U.S., you -- I know you've talked about Colorado and Hawaii as possible target states, could you just comment on how you expect to get -- or what type of strategy you're taking to get into those states and when we can maybe expect some sales coming out of those areas?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

Thanks. Our plans are to continue to grow organically. We are looking at possibly acquiring other companies if we can do it in a way that's going to be good for the shareholders. In the meantime, what we're doing is continuing to expand by, as you can see, in California and perhaps in other states, opening up our own small modest offices and leveraging those towards profitability as quickly as possible. So, all I can say is stay tuned. It'll be one of the those two options, either an acquisition or organically opening up new offices.

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Final Transcript
Mar. 13. 2008 / 2:00PM ET, AKNS - Q4 2007 Akeena Solar Earnings Conference Call

Adam Krop - Ardour Capital Investments - Analyst

Okay. And then, just one final question on the balance sheet. Can you just comment a little bit on your cash burn in the quarter and how should we be looking at that for 2008?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

Sure. Cash burn in the fourth quarter was $3.1 million, and we ended the quarter with over $22 million in cash, plus we have available cash under our borrowing arrangement. So, the way we should look at that throughout 2008 is as we get closer to that cash break-even, the number's going to go down to zero by the end of the year.

And I have to say that we were fortunate to make sure that we were adequately capitalized as a business in the last pipe that we did, and that gives us a very big advantage compared to a lot of other installers and some manufacturers because now is not a great time to be raising capital.

Adam Krop - Ardour Capital Investments - Analyst

Fair enough, thank you. Thanks very much.

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

Thanks, Adam.

Operator

Your next question comes from the line of Mr. Brian Yerger with Jesup & Lamont. Please proceed.

Brian Yerger - Jesup & Lamont Securities Corp. - Analyst

Thank you. Good morning, gentlemen. Congratulations on the Kyocera deal.

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

Thanks.

Brian Yerger - Jesup & Lamont Securities Corp. - Analyst

I guess we could start off with the Kyocera agreement. This is for manufacturing only, no licensing attached to that?

Jim Curran - Akeena Solar, Inc. - COO

Correct, at this point.

Brian Yerger - Jesup & Lamont Securities Corp. - Analyst

Okay. Shipment dates on this manufacturing, are we looking at this towards the end of '08 and does that imply sales being booked in '09 or do you think you're going to get this supply in time enough to book those sales for '08?

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Final Transcript
Mar. 13. 2008 / 2:00PM ET, AKNS - Q4 2007 Akeena Solar Earnings Conference Call

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

We will be getting supplies from Kyocera, certainly by mid-'08. And one of the reasons why the number for the Kyocera OEM agreement is lower in terms of megawatts than Suntech is obviously, we're looking towards bigger ramp-ups in '09 from Kyocera. And it's very, very important that we have those two suppliers because that's going to allow us to get the most competitive pricing we can get as we go forward for installations in '09 and 2010.

Brian Yerger - Jesup & Lamont Securities Corp. - Analyst

Okay. So, there's no long-term manufacturing agreement in place, but it is being contemplated obviously?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

Correct.

Jim Curran - Akeena Solar, Inc. - COO

We'd also say that our pricing under the agreement with Kyocera offers a lower pricing than we have in our agreement with Suntech.

Brian Yerger - Jesup & Lamont Securities Corp. - Analyst

To the end customer or--

Jim Curran - Akeena Solar, Inc. - COO

From -- from the supplier.

Brian Yerger - Jesup & Lamont Securities Corp. - Analyst

From the supplier. Okay. Okay. Actually, on that, let's talk about the ASPs for Andalay. Have you had enough experience over these first couple months to see -- I know you'd mentioned 5% to 10% premium on traditional systems -- are you -- are you comfortable with that number throughout the rest of the year, now that you've had a little bit of sales channel?

Steve Daniel - Akeena Solar, Inc. - EVP Sales & Marketing

Yes, hi, Brian, this is Steve Daniel. We absolutely have seen that in the sales channel. I can't give you the exact number, but it's definitely in the range that we expected. And the comments we're getting from most clients, once they  see the demonstration of the product, is why would I buy a normal system when I can buy Andalay.

Brian Yerger - Jesup & Lamont Securities Corp. - Analyst

Okay. Now, this all wraps into the same thing. What is your percentage of inventory of the old technology versus Andalay, and if you're looking at commercial sales being pretty decent the front half of this year, I'm assuming that you would send the old technology to the commercial side, since they don't really care about the Andalay versus the traditional -- or versus the Andalay; is that correct?

Steve Daniel - Akeena Solar, Inc. - EVP Sales & Marketing

That's a good answer, Brian.

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Final Transcript
Mar. 13. 2008 / 2:00PM ET, AKNS - Q4 2007 Akeena Solar Earnings Conference Call

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

Yes, that's correct. And it also gives us sort of a two-fold marketing opportunity, not that we're in any kind of a mode of reducing prices, but having a limited amount of ordinary panel inventory gives us the opportunity to offer that to customers who are just looking for the absolute rock bottom cheapest price. And the customers that are willing to pay more for higher liability, better performance, better aesthetics go to -- go to the Andalay product. But we have an abundance of demand for -- also large commercial projects -- for us to move the inventory through. As I mentioned, we've got a $16 million backlog. So, things are going according to plan.

Brian Yerger - Jesup & Lamont Securities Corp. - Analyst

Okay. So I -- I guess what I'm implying is that you're not -- probably not going to look at writing down any of the old technology because you're going to be able to sell that through on the commercial side? That would be my main concern, I guess.

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

That's correct.

Brian Yerger - Jesup & Lamont Securities Corp. - Analyst

Okay. This might be a question for Gary. Can you clarify the press release on the outlook? I know you're looking at EBITDA break-even probably, what, in fourth quarter of '08? But you had mentioned a little disclaimer there in terms of expansion of sales offices. Is there a certain number of offices or a certain amount of capital in terms of maybe if you buy somebody that that EBITDA goal becomes null and void or how -- what's the color on that?

Gary Effren - Akeena Solar, Inc. - CFO

Brian, what we did say is that we -- our plan was to reach EBITDA break-even by year-end. We did say that if there was a substantial amount of expansion or if we made an acquisition, we'd have to reevaluate the financial goal.

We're not going to do any dumb deals. We're going to -- we're going to make decisions that are in the best interest of all of our shareholders to grow the business. But right now, our plan is to reach EBITDA break-even, adjusted for stock comp, by year end, and then move down that path to profitability with substantial progress on GAAP profitability in 2009.

Brian Yerger - Jesup & Lamont Securities Corp. - Analyst

Okay, great. Do you have the megawatts installed for '07 -- total megawatts at your fingertips just by--?

Gary Effren - Akeena Solar, Inc. - CFO

Yes, I think it was -- hold on for just one second, 4.1 megawatts.

Brian Yerger - Jesup & Lamont Securities Corp. - Analyst

4.1, okay. Thank you.

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

Thanks, Brian.

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Final Transcript
Mar. 13. 2008 / 2:00PM ET, AKNS - Q4 2007 Akeena Solar Earnings Conference Call

Operator

And your next question comes from the line of Mr. George Santana with Global Hunter Securities. Please proceed.

George Santana - Global Hunter Securities, LLC - Analyst

Hi, gentlemen. Thanks so much for the detail and the prepared remarks, very helpful. A couple of questions. Did you touch on the revenue mix, commercial versus residential?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

Sure. In Q4, we did about 35% commercial installations and 65% residential. For the year, it was more like 22% commercial and 78% residential. The revenues that we get for commercial are kind of hard to plan because it's when we get completion done, so it's a little lumpier. We're very, very comfortable that we've got this baseline growing from residential. So, we expect to see about the same mix in 2008. If there's favorable outcomes on the ITC, we may do a little bit more commercial in '08.

George Santana - Global Hunter Securities, LLC - Analyst

Now, when you say commercial, are you going a little bit larger commercial and starting to compete with more of the big buck stores versus the smaller projects you've been doing?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

No. It's been our philosophy since 2001 that we like to leverage what we get from the residential sales and marketing activities. So, our commercial installations typically top out at 100 or 200 kilowatts, and we're not looking at doing jobs that are up in the megawatt level. And it's also important because there's a few companies in the industry that really focus on those segments, and they're just absolutely not competitors with us at all.

George Santana - Global Hunter Securities, LLC - Analyst

So, when you say that you're going to continue and look for the same mix in 2008, does that imply -- is that carrying forward the Q4 number or the 2007 number?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

It's carrying forward the 2007 number. So, you could figure 25% commercial, maybe getting to 30% if we get good results on the ITC, but mostly residential. It's just a great business for us. We've got good margins, and, as you can see, it's giving us a nice steady growth path.

George Santana - Global Hunter Securities, LLC - Analyst

On that point, then, what we saw in the gross margin and the progression through 2007, should we assume the fourth quarter going forward or more of an average of the 2007 going forward?

Gary Effren - Akeena Solar, Inc. - CFO

Well, George, if the mix didn't change during 2008, you would expect the gross margin to improve as we transition from ordinary residential installations to Andalay installations.

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Final Transcript
Mar. 13. 2008 / 2:00PM ET, AKNS - Q4 2007 Akeena Solar Earnings Conference Call

George Santana - Global Hunter Securities, LLC - Analyst

Plus, you're also getting a little bit of licensing revenue on top?

Gary Effren - Akeena Solar, Inc. - CFO

That's correct.

George Santana - Global Hunter Securities, LLC - Analyst

Which -- which I presume is 100% gross margin, right?

Gary Effren - Akeena Solar, Inc. - CFO

Nearly.

George Santana - Global Hunter Securities, LLC - Analyst

And you said that was about $1 million assumed for 2008?

Gary Effren - Akeena Solar, Inc. - CFO

Suntech has said that they plan to distribute 10 megawatts of Andalay in the licensed territories during the year. What we said -- I think we're being probably a little bit more cautious and conservative -- is that it would probably be somewhere in the neighborhood between $0.5 and $1 million to us in 2008.

George Santana - Global Hunter Securities, LLC - Analyst

I see. Okay.

Jim Curran - Akeena Solar, Inc. - COO

And, again, we're monitoring that quarterly.

George Santana - Global Hunter Securities, LLC - Analyst

Right. Okay, now, that's helpful. One separate question, the backlog figure -- thank you very much for providing that detail -- it's a pretty big number compared to the last reported backlog. But you've defined it a little bit more closely, and I don't recall what the definition was at the end of the second quarter. I believe it was $7.9 million, is that about right?

Gary Effren - Akeena Solar, Inc. - CFO

No. I believe the number was $13.8 million that we disclosed at the end of Q2. That was before I was here. But I do want to tell you, and I'll just reiterate some of my prepared remarks, that the definition that we're using now is a much tighter definition. It -- it's jobs that we have a high expectation -- very high expectation -- will be installed in no more than six months.

In the past, our definition was looser in that if we had a signed contract, it would count as backlog. Clearly, the issue is that some of those jobs fell through if financing fell through. Some of them were still -- some of those jobs still aren't installed. So, the number that we're giving you now of $16 million is a far more conservative number than the number we gave you at Q2, and we have a very high probability of installing that number within six months.

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Final Transcript
Mar. 13. 2008 / 2:00PM ET, AKNS - Q4 2007 Akeena Solar Earnings Conference Call

George Santana - Global Hunter Securities, LLC - Analyst

Thanks a lot. Well, that's great news. Finally, as far as the Suntech and Kyocera agreements, are there any up-front payments that are required from you?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

The agreements are straightforward OEM agreements. There are no up-front payments that are required. To a large degree, we are paying for finished good products as they arrive to us under normal credit terms. We are paying for the manufacturing of certain frame components, and those are once again done with normal credit terms.

George Santana - Global Hunter Securities, LLC - Analyst

I see. And finally, do you have a CapEx figure for the year?

Gary Effren - Akeena Solar, Inc. - CFO

It's a small number, George. We haven't disclosed the number previously. It's not a significant number. I think this year our CapEx was under $2 million, and I would expect that next year it would be no greater than that, probably less.

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

And just to add on to that, we made the strategic decision not to use our capital for panel manufacturing itself. There's an abundance of manufacturing capacity in the world -- around the world. China's doing a great job of manufacturing these things as is Japan and now Mexico. So, we're leveraging the investments that others have.

George Santana - Global Hunter Securities, LLC - Analyst

Thank you so much, guys.

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

Thanks, George.

Gary Effren - Akeena Solar, Inc. - CFO

Thanks, George.

Operator

Your next question comes from the line of Mr. Mark Bachman with Pacific Crest Securities. Please proceed.

Mark Bachman - Pacific Crest Securities - Analyst

Hi, Barry. Thanks for taking my call. You mentioned a surge in business at both the residential and the small commercial markets right now. How can we think about that in terms of let's just say your backlog? I don't need a real number here, but if you think about your backlog for 2008, how does that kind of compare to your installation capacity right now? I guess what I'm getting at, given the surge in business, can you still take on more business throughout 2008?

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Final Transcript
Mar. 13. 2008 / 2:00PM ET, AKNS - Q4 2007 Akeena Solar Earnings Conference Call

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

So, the surge that we're seeing is really small commercial and residential customer enthusiasm saying, hey, I better do this sooner rather than later. And that -- and that just results in our confidence that we're going to be getting -- building the revenues throughout the year, and our confidence that we're going to have a good first quarter also.

The most important thing when you think about our installation capacity, we've been very pleasantly surprised that the benefits we're getting from Andalay are flowing through our organization. So, it's not like we need to add as many installers, add as many trucks, train as many people on how to do all this funky wiring on the roof. The same number of teams are simply able to do more and more jobs. So, we don't consider a very major capacity constraint of the number of crews we have now or the number of crews we need to add.

Steve Daniel - Akeena Solar, Inc. - EVP Sales & Marketing

And, Mark, this is Steve Daniel. On the demand side, we're well ahead of Q1 bookings in Q -- in '08 versus '07. And, again, the acceptance of the product for -- from Andalay has been excellent.

Mark Bachman - Pacific Crest Securities - Analyst

Okay. Kind of a follow onto that, you also mentioned when you talked about the surge, you also talked about that you've seen some large commercial projects starting to be deferred. Is this because these projects have longer lead times, and, with the risk of the federal ITC lapsing, your customers have basically just decided to wait until the tax credits are guaranteed?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

That's correct. It's important to remember that those big commercial customers are not, and never were, really our target customers. It's the customers that are putting in a 1 or 2 megawatt system, which is a big installation, it's a big construction project. And they're specifically worried that if the building permit and the interconnection isn't done by December 31, 2008, they won't get the tax credit. So, they're starting to -- so other companies are starting to see these projects just being on hold or deferred until there's certainty with the ITC. Smaller customers, we talk to them, it's, like, hey, no problem, we'll get this thing in in September.

Mark Bachman - Pacific Crest Securities - Analyst

Okay. So, I guess following onto that, given that the residential and the small commercial projects do have shorter lead times, if we don't get something resolved here in the summertime, isn't it just kind of a matter of time before industry demand starts to even then fall off for those residential and small commercial customers?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

There's -- the residential in California will not be impacted. It's a $2,000 credit on a $50,000 system is not a make or break decision. We may see, at the -- towards the end of the year, some of these small commercial systems fall out, but--

Mark Bachman - Pacific Crest Securities - Analyst

Okay.

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Final Transcript
Mar. 13. 2008 / 2:00PM ET, AKNS - Q4 2007 Akeena Solar Earnings Conference Call

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

--I'll tell you, we're going to have plenty of -- plenty of backlog to be coasting into the end of the year, early 2009.

Mark Bachman - Pacific Crest Securities - Analyst

True, but--

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

And everybody in the industry is confident that the credit will be restored, certainly the very beginning of 2009 at the worst.

Mark Bachman - Pacific Crest Securities - Analyst

Right. And then, the one thing about that credit, though, is the current proposal says that it's supposed to be a $4,000 credit instead of a $2,000 credit. And so, I understand that maybe $2,000 doesn't work over what's called a $40,000 or $50,000 system, but when you start looking at a $4,000 credit, doesn't that change the economics a little bit and start to get people to realize, hey, there's really no penalty in waiting?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

Customers aren't really looking at the details of the new bill. We're certainly informing them about the demise of the old bill, but, Mark, you're absolutely right that $4,000 is twice as good as $2,000 and that will, if it goes through this year, accelerate the residential even more. Plus, you add onto the fact that that $4,000 is projected to be isolated from any impact from AMT.

Mark Bachman - Pacific Crest Securities - Analyst

Right. And then -- I appreciate all these answers. I get -- I have one more and it's kind of a touchy one because it talks about the industry. But worst case scenario is if we make it through all this year and they don't do anything on the ITC, it doesn't get resolved before the end of the year, what happens to the U.S. installer industry here? Are you guys -- is the industry faced with layoffs come January 1 if this thing doesn't get resolved in '08?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

I'd go even further and I'd say that there are -- the companies that are focusing in the U.S. on large commercial installations, megawatt plus, are already thinking about how to adjust their staffing with layoffs if it's not restored because you can see that their business in Q3 and Q4 is going to slow down.

And that's one of the reasons why as an industry we're advocating Washington, D.C. very, very heavily for reasons of jobs to extend it sooner rather than later. And we did a presentation with the mayor of San Jose yesterday where Mayor Chuck Reed was advocating to the Federal Government to make sure that we extend this ITC sooner rather than later because there's a lot of jobs that are at risk in Silicon Valley among the manufacturers.

Operator

Your next question comes from the line of Rob Stone with Cowen And Company. Please proceed.

Rob Stone - Cowen And Company - Analyst

Hi, guys.

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Final Transcript
Mar. 13. 2008 / 2:00PM ET, AKNS - Q4 2007 Akeena Solar Earnings Conference Call

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

Hey, Rob.

Rob Stone - Cowen And Company - Analyst

Barry, could you comment on what it is that gates the cut-over to Andalay? Is it delivery of enough product to you? Is it getting the customers converted over to it, making sure you use up the old inventory? Sort of what's driving that -- that shift?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

Well, Rob, first and foremost, we're always thinking about what it is we sold to the customer. So, if we sold ordinary panels to the customer in Q4 of '07, which is the major -- the vast majority of our backlog, we'll continue to sell them the ordinary panels.

Almost all of our residential sales at the beginning of this year, 2008 are all Andalay, and we're using the inventory we put together at the end of 2007 mostly for commercial installations. It also gives us a nice opportunity if an old customer wants an Andalay system, guess what, it's going to cost you a little bit more, and then we all win on that.

Rob Stone - Cowen And Company - Analyst

Oh, so you've said 100% by the end of the year, but there's -- other than managing the old inventory, there's not really a reason why you couldn't get to a higher percentage of Andalay sooner?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

That's correct. It's--

Rob Stone - Cowen And Company - Analyst

Higher than 100%?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

Well, we'll never get over 100%, but it's certainly in our best interest and the customer's best interest to make that transition as quickly as possible. And we made some investments in inventory to handle the backlog that we've got, and we're just kind of -- just basically surfing from one wave of ordinary panels onto a bigger wave of Andalay panels.

Rob Stone - Cowen And Company - Analyst

Okay. So, with respect to commercial customers, you mentioned that -- or someone said -- put the answer in front of you and said, well, commercial customers don't really care. I would guess the aesthetics part as being less important, but aren't the other benefits of fewer roof mounts, a more rigid, durable system, et cetera, also compelling to small commercial customers?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

Those benefits are very compelling to all commercial customers, and that's why we've got Kyocera in there that has -- that has our preferred commercial business. I'm going to just say that there's really just a black and white difference between the Suntech product we're getting and the Kyocera product that we're going to be getting.

The Suntech product is all black, it's optimized for residential roofs. The Kyocera product is all white and it's optimized for commercial roofs. We could use them a little bit interchangeably, but you can see how we're also partially segmenting our purchases for different market segments.

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Final Transcript
Mar. 13. 2008 / 2:00PM ET, AKNS - Q4 2007 Akeena Solar Earnings Conference Call

Rob Stone - Cowen And Company - Analyst

Okay. It's interesting technique. But the final question on Andalay, you, I guess, had worked previously to make sure that was certified and ready to go for the U.S. Where do things stand on getting the necessary country specific certifications as part of Suntech's rollout?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

Suntech is totally on top of making sure that the Andalay panels that they sell in Europe, Japan, and Australia are fully compliant with the specifications there. It's really no change in the panel itself, it's just making sure that you go through the testing like we had to go through here to get UL certification.

Rob Stone - Cowen And Company - Analyst

Well, I guess on top of that, it doesn't answer the question specifically. Certifications are in hand and it's just ramping up the sales process or do we -- or is there some lead time for getting the necessary testing done still?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

My understanding is that they've been working on the IEC certification at the same time they work on ramping up the sales and marketing. So, there's a few month delay for both, and the expectation for all of us is at the time customers start ordering, they'll have product for them.

Rob Stone - Cowen And Company - Analyst

So, essentially by Q3 is a reasonable target?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

I think that's a reasonable target.

Rob Stone - Cowen And Company - Analyst

Okay, great. Thank you.

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

Thank you.

Operator

Your next question comes from the line of Mr. Paul Clegg with Jeffries. Please proceed.

Paul Clegg - Jeffries & Co. - Analyst

Hey, guys. Actually, most of my questions have been answered. I may just hit you with one short one here. What's the availability into your current bank line? I know it's a $25 million line, but I think there's a borrowing base there, right?

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Final Transcript
Mar. 13. 2008 / 2:00PM ET, AKNS - Q4 2007 Akeena Solar Earnings Conference Call

Gary Effren - Akeena Solar, Inc. - CFO

It was -- it was $25 million undrawn completely as of the end of the year. I think we had a $250,000 letter of credit that went against the $25 million at year-end.

Paul Clegg - Jeffries & Co. - Analyst

Okay. But you have access to all of the rest of it, then?

Gary Effren - Akeena Solar, Inc. - CFO

Yes.

Paul Clegg - Jeffries & Co. - Analyst

Okay. And then, so between that and the $22 million on the balance sheet, that's enough to absorb the working capital you'll have to take on to double revenues over the next year?

Gary Effren - Akeena Solar, Inc. - CFO

Yes.

Paul Clegg - Jeffries & Co. - Analyst

Okay. Thanks very much. That's it for me.

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

Thanks, Paul.

Operator

Your next question comes from the line of Dan Ries with Collins Stewart. Please proceed.

Dan Ries - Collins Stewart - Analyst

Hi, guys. A lot of them have been addressed already, but actually just to follow up the one two ago, is there -- you mentioned that, I think, something in the prepared remarks about that the local permitters have been very happy with Andalay. Are there -- are there towns and -- where you need further approval for Andalay installations at this point or is UL enough to cover everything?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

The way building inspectors work is they're basically God of their town. They can -- they can ask for anything they want. So, there may be locations where they haven't seen Andalay installations and they're going to ask a lot of questions. But we haven't encountered a municipality yet where they've said definitely no to Andalay.

And one of the -- the most important features of the technology from an inspector's standpoint is that the grounding of the panels is built into the support structure itself. Inspectors care the most about how effectively the system is grounded, and when we show them that each splice provides a grounding pass and they're redundant splices, they -- they gain a lot of confidence that the system can be installed or can't fall apart over the years in a way that's going to break that grounding. So, it's been very good conversations and we've been educating inspectors all over the state and beginning to educate them on the East Coast of the benefits of this type of grounding.

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Final Transcript
Mar. 13. 2008 / 2:00PM ET, AKNS - Q4 2007 Akeena Solar Earnings Conference Call

Dan Ries - Collins Stewart - Analyst

So, it -- you wouldn't consider it in any way a gating factor that -- which was the question two ago -- questions, but no one -- no one said no yet?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

No one said definitely no. We have had inspectors saying, gee, this is different, I better go talk to my boss. But it's all getting worked out.

I think it's also important to understand that you've got leading cities like San Diego, San Jose, and San Francisco all saying, this is great. And we also have national experts who have actually written the National Electric Code saying, hey, guys, this is really a better way to do grounding than bringing a wire to each piece of metal that's on the roof.

Dan Ries - Collins Stewart - Analyst

Okay. So, should we expect to see average price rising slightly this year as this is rolled out, or do you think that there will be a trend to lowering of prices during the year that would offset that?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

There is this offsetting factor that's going to happen, and we are very enthusiastic about the whole industry's aggressive moves towards really lowering prices a lot in three or four years. As I mentioned, it's our target to get to grid parity by -- to get down to $5 a watt by 2010. Certainly, we're going to see some -- a lot of those improvements on the installation side happening with Andalay, but I go back to last year when everybody was paying $4 a watt per panel. I think by 2010 everybody's going to be paying $2 a watt per panel. That comes right off the top line. So, it's difficult to see exactly how those trends are going to be other than it's all favorable for the customers, and the customers are the people to whom we sell, and it's just improving sales.

Dan Ries - Collins Stewart - Analyst

Okay. And just two quick -- real quick ones. Do you provide an average size of the residential install during the quarter, and can you say what percentage of your business was from California in the quarter?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

I'd say -- we haven't provided it specifically, but just based on my recollection of doing a lot of installation, the average residential system is around 4 or 5 kilowatts, and I think the numbers for the U.S. as a whole, I think California, within the industry, is about 85% of the business. We're probably in that range.

Dan Ries - Collins Stewart - Analyst

Thank you very much.

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

Thanks, Dan.

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Final Transcript
Mar. 13. 2008 / 2:00PM ET, AKNS - Q4 2007 Akeena Solar Earnings Conference Call

Operator

Your next question comes from the line of Mr. Ted Kundtz with Needham. Please proceed.

Ted Kundtz - Needham & Company - Analyst

Hello, everyone. Thanks for your long attention span here.

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

Our pleasure.

Ted Kundtz - Needham & Company - Analyst

A couple -- couple quick questions for you. Just did you mention how many offices you plan to open up in '08?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

We opened up one office so far in '08, that was in Thousand Oaks, and we haven't really disclosed exactly how many more we're going to be opening in '08. But we will continue to expand organically and through acquisitions.

Ted Kundtz - Needham & Company - Analyst

Okay. Is it -- would it be safe to assume somewhat around the same level you did in '07, or can you -- can you give us any color on that?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

The -- the best assumption that you can make is that we're focusing on getting towards cash flow break-even by the end of the year. And to the degree to which we open up as many offices as we did last year, it would compromise that goal.

Ted Kundtz - Needham & Company - Analyst

It would? Okay.

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

So, we really have our eyes on the ball of getting to that cash flow break-even by the end of the year.

Ted Kundtz - Needham & Company - Analyst

Got it. Okay. So, given that the SG&A level, we would assume, would not be increasing too much from the current fourth quarter rate?

Gary Effren - Akeena Solar, Inc. - CFO

Ted, the best answer to that one is that we are focused on getting to cash flow break-even by the end of the year and that cash expenses as a percentage of revenue are going to decline throughout the year as we -- as we reach that goal.

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Final Transcript
Mar. 13. 2008 / 2:00PM ET, AKNS - Q4 2007 Akeena Solar Earnings Conference Call

Ted Kundtz - Needham & Company - Analyst

Okay. All right. And the -- the last thing would be you sound very positive on the residential market, so you really can say that you've not seen any impact of a -- of a slowdown here or concerns about dropping housing prices, inflation, et cetera, with the residential consumer? They are still placing orders and--

Steve Daniel - Akeena Solar, Inc. - EVP Sales & Marketing

Yes, hi, Ted, this is Steve Daniel. No, we haven't seen a slowdown whatsoever. The demand is very strong. And we're also seeing, on the lower end of the market, people who may be struggling a little bit with credit. There's some new mechanisms in place, actually a residential PPA that's in place that we're able to tap into to help them to be able to make purchases.

Ted Kundtz - Needham & Company - Analyst

Okay. Because so far, not much of the residential has been financed through PPAs, is that correct? But you're saying that that could be starting?

Steve Daniel - Akeena Solar, Inc. - EVP Sales & Marketing

That could be starting, yes. There -- there are some new tools that are coming out. We are just starting to work with them, but we haven't seen a slowdown either way.

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

Thanks, Ted.

Operator

Your next question comes from the line of Mr. Rob MacArthur with Alternative Research Services. Please proceed.

Rob MacArthur - Alternative Research Services, Inc. - Analyst

Good morning. I was wondering if you could tell me if there is a potential upside for the sales based on the number of sales offices that you've opened. It looks like you've opened nine -- nine locations total. Is there a chance that your sales could grow by a [commencer] amount in '08? And what's the length of the sales cycle?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

The -- there -- we've got a pretty good forecast in place based on what we expect to do. I would say that the big upside in the industry is going to come from some kind of very favorable policy change that happens in Washington or locally. So, we've put together a base level forecast assuming nothing really changes. And you're going to see upsides happen if electricity prices continue to skyrocket or if there's some really great policies that come out either on the Federal or the local level that are going to improve the economics for our residential and commercial customers.

Steve Daniel - Akeena Solar, Inc. - EVP Sales & Marketing

And, Rob, this is Steve. There is absolutely a ramp on the same store model. We opened a number of offices last year, and each one of those is getting more productive as time goes on, as we hire salespeople and we get them more trained. And we're looking for significant growth, maybe up to 100% per office this year.

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Final Transcript
Mar. 13. 2008 / 2:00PM ET, AKNS - Q4 2007 Akeena Solar Earnings Conference Call

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

Thanks, Rob.

Rob MacArthur - Alternative Research Services, Inc. - Analyst

Your accounts receivable at $9 million (inaudible)?

Gary Effren - Akeena Solar, Inc. - CFO

Was the question is it at $9.5 million? The answer is yes.

Operator

Your next question comes from the line of Mehdi Hosseini with FRB. Please proceed.

Mehdi Hosseini - Friedman, Billings, Ramsey & Co. - Analyst

Yes. Just two quick follow-ups. Can you please comment on the ASP decline -- system pricing decline going forward versus the cost or module cost decline for you? And then, on the overall ASP, $7 and some change, how is it different between residential and commercial?

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

The -- thanks, Matthew. There's a lot of things that are moving here. First, the difference between residential and commercial. We're typically seeing prices of $1 or $1.50 less for commercial than for residential. Overall market forces are driving this ASP decline in the industry. And by far the biggest market force that -- that's going to have an effect on what people are paying is what we're all paying for -- for panels themselves. So, I can't give you a kind of quarterly-quarterly breakdown on it, but we can say that as panel prices go from on the average $4 a watt to $2 a watt, everybody's going to be taking about $2 a watt out of the pricing.

The other thing that's happening in the industry is you have second and third tier manufacturers that have come in over the last few years who have a lot of capacity that paid money for Silicon and they're saying, heck, I better sell those panels come hell or high water. And what we expect to see happen is these second and third tier suppliers will be discounting substantially before the most established suppliers like Kyocera and Suntech.

It's been our philosophy since we founded to make sure that we're working with companies that are going to be around for the long-term. And we will not be taking advantage of the cheapest panels that we can get from worldwide sources. We're going to continue to work with suppliers that will be around for 20 or 30 years, like we expect to be, to honor our customer warranties.

Thanks, Matt.

Operator

Your last question comes from the line of Mr. [Alec Stryzinowski] with [Grand Viewpoint Capital]. Please proceed.

Alec Stryzinowski - Grand Viewpoint Capital - Analyst

Hello. So, from a high level, if you think about the next three to five years, if I want to model out the nature of this business, what would you say are normalized gross margin? In other words, if you were doing a presentation for an IPO right now and you had a slide up there with your normalized targets, what would it be for gross margin operating margin would you say?

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Final Transcript
Mar. 13. 2008 / 2:00PM ET, AKNS - Q4 2007 Akeena Solar Earnings Conference Call

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

Well, I'm glad we're not doing those slides right now. But the normalized margins are going to be in the neighbor -- neighborhood of 25% to 35%, and it's going to depend on primarily the breakdown between residential and commercial and the continued ability for us to improve our margins with the Andalay product. What you're going to see within the industry is companies that don't have the cost advantage of Andalay are going to just fundamentally have a lower gross margin because they've got more work to do to install it.

Alec Stryzinowski - Grand Viewpoint Capital - Analyst

And so on the bottom line, where do you think your operating margin at three to five years from now would be if you had to take a guess at it?

Gary Effren - Akeena Solar, Inc. - CFO

We're going to take it one step at a time if we're going to get to cash flow break-even by the end of the year, substantial progress or GAAP profitability in 2009. We'll have to update you on that one next year.

Alec Stryzinowski - Grand Viewpoint Capital - Analyst

Fine. And then, if I could just highlight the cash question that you answered a couple times, so with the liquidity of the bank line of credit and you said that you -- when you did that financing recently that got you up, so you wouldn't envision having to come to the market for the next 12 to 18 months at least. Would that be a fair assumption?

Gary Effren - Akeena Solar, Inc. - CFO

We're working on getting to cash flow break-even by the end of the year, and we believe we have adequate resources to do that.

Alec Stryzinowski - Grand Viewpoint Capital - Analyst

Great. Thank you very much.

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

Thanks, Alec.

Operator

You have no further questions at this time.

Barry Cinnamon - Akeena Solar, Inc. - President, CEO

Very good. Thank you all for joining us today. 2007 was a record growth year for Akeena, and we're expecting continued growth as we move toward cash flow break-even by the end of 2008. As we discussed, solar policies are expanding on a state-by-state basis, and federal policies can only get better. Customers are purchasing Andalay systems in increasing numbers, and our partnerships with Suntech and Kyocera go a long way towards validating the benefits of our technology.

If you have any questions about today's call, please contact our Investor Relations firm, Lippert/Heilshorn & Associates. Thank you all for joining us today. Good-bye.

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Final Transcript
Mar. 13. 2008 / 2:00PM ET, AKNS - Q4 2007 Akeena Solar Earnings Conference Call

Operator

Thanks for your participation in today's conference. This concludes the presentation. You may now disconnect. Good day.

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